UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 4, 2004

PANAMERICAN BANCORP

(Exact name of registrant as specified in its charter)

Delaware	0-22911	65-032364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Coral Way, Miami, Florida 33451

(Address of Principal Executive Office) (Zip Code)

(305) 421-6800

(Registrant’s telephone number, including area code)

3475 Sheridan Street, Hollywood, Florida 33021

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

On June 4, 2004, CGF Securities, LLC (“CGF”) and Forge Financial Group, Inc. (“Forge” and together with CGF, the “Underwriters”), as managing underwriters of the private placement offering (the “Offering”) of PanAmerican Bancorp, a Delaware corporation (the “Registrant”), under Rule 506 of Regulation D of the Securities Act of 1933, as amended, exercised their over-allotment option on behalf of the underwriting group. Pursuant to the terms of the Offering and that certain Underwriting Agreement, dated May 13, 2004, among the Registrant and the Underwriters, the Underwriters acquired 300,000 units at a purchase price of $4.75 per unit, less an underwriting discount of 8.5%, for aggregate proceeds of $1,303,875. Each “Unit” consists of: (i) one share of the Registrant’s common stock, $.01 par value (“Common Stock”), and (ii) two Class D Common Stock purchase warrants (public warrants) (the “Warrants”). The Units are offered at a price of $4.75 per Unit. The per Unit price of the offering was determined by the Registrant’s board of directors based upon an analysis of certain factors including, without limitation, the Registrant’s potential future earnings, assets and net worth. Following the exercise of the over-allotment option by the Underwriters, the Registrant had 6,192,126 shares of Common Stock issued and outstanding and 600,000 Warrants.

Item 7.     Financial Statements and Exhibits.

[insert or delete]

(a)

Financial Statements.

Not applicable.

(b)

Pro Forma Financial Information

Not applicable.

(c)

Exhibits.

4.5	Form of Underwriter’s Warrant Certificate and Warrant Agreement, Class D.*
4.7	Form of Unit Certificate.*
10.13	Underwriting Agreement, dated May 13, 2004, by and among the Registrant, CGF Securities, LLC and Forge Financial Group, Inc.
99.1	Press Release of the Registrant, dated June 4, 2004, announcing the exercise of the over-allotment option by the underwriting group.

* Incorporated by reference to the same exhibit number filed as part of the Registrant’s Form SB-2, as amended, Commission File No. 333-109363.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANAMERICAN BANCORP

Date: June 24, 2004	By:	/s/ MICHAEL E. GOLDEN
Michael E. Golden Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

4.5	Form of Underwriter’s Warrant Certificate and Warrant Agreement, Class D.*
4.7	Form of Unit Certificate.*
10.13	Underwriting Agreement, dated May 13, 2004, by and among the Registrant, CGF Securities, LLC and Forge Financial Group, Inc.
99.1	Press Release of the Registrant, dated June 4, 2004, announcing the exercise of the over- allotment option by the underwriting group.

* Incorporated by reference to the same exhibit number filed as part of the Registrant’s Form SB-2, as amended, Commission File No. 333-109363.